Exhibit 10.15

No Stock or other security shall be delivered, and no option or other right to acquire any stock or other security shall be exercisable, pursuant to this Award except upon effective registration under the Securities Act of 1933 as amended and the securities laws of each applicable state or other jurisdiction or upon acceptance by the Company of an opinion of counsel in such form and by such counsel as satisfactory to counsel for the Company that such registration is not required.

ProCentury Corporation
Restricted Stock Option Award Agreement
for
Restricted Stock
under the
2004 Stock Option and Award Plan

To _______________:1

     Congratulations! ProCentury Corporation is awarding you this Stock Grant of Restricted Stock pursuant to its 2004 Stock option and Award Plan (the “Plan) and your Executive Employment Agreement (“Employment Agreement”). Except to the extent that reference is made to your Employment Agreement, all capitalized terms used in this Award Agreement shall have the same meaning as defined in the Plan. Your Stock Grant is subject to acceptance by your signing of a copy of this Award Agreement under the heading “Acceptance” and returning the signed copy before the close of business on ____________, 200__.

     The purpose of this Award Agreement is to summarize some of the terms and conditions of your Stock Grant as well as the shares of Restricted Stock to be issued. This Award Agreement makes numerous references to the Plan and is governed by the Plan document except to the extent that reference is made to your Employment Agreement. You as the Participant may obtain a copy of the current Plan document at any time by contacting the Company Secretary at

465 Cleveland Avenue
Westerville, OH 43082
(614)-895-2000.

[1]	See Appendix A attached hereto for a list of executive officers with whom the Company has entered into such agreements.

Your Stock Grant

     Your Stock Grant entitles you to receive                    (                    ) shares of Restricted Stock all of which are designated as Service Vesting Shares. As soon as you sign and return a signed copy of the Acceptance, certificates evidencing these shares of Restricted Stock will be issued in your name as record holder. Unless and until these shares are forfeited as discussed below, you will be entitled to all rights and incidents of ownership of these Restricted Shares, including all dividend and voting rights, from the Date of Grant. However, until the shares become Vested Shares, you will not be entitled to offer for sale, sell, pledge, assign, encumber, or otherwise transfer or dispose of such Unvested Shares or any interest in such shares until satisfaction of all such restrictions imposed by the Plan or this Award Agreement.

Vesting of Your Restricted Stock

     Your Service Vesting Shares are subject to a Service Vesting Schedule that requires you to complete a period of Service before those shares will become Vested Shares. Pursuant to your Service Vesting Schedule, 1/48th of the total number of your Service Vesting Shares will become Vested Shares for each calendar month of your Service after the Date of Grant such that the entire number of your Service Vesting Shares will become vested after 48 calendar months of Service after the Date of Grant.

     In addition and notwithstanding any provision in the Plan to the contrary, your Unvested Shares will become Vested Shares upon severance of your Service for any of the following reasons –

•	Death;

•	Disability or Retirement within the meaning of the Plan;

•	Discharge by the Company other than for Cause within the meaning of your Employment Agreement;

•	Resignation by you for Good Reason within the meaning of your Employment Agreement; or

•	Resignation or discharge for any reason other than Cause upon or after a Change in Control within the meaning of your Employment Agreement –

whichever is first to occur (constituting a “Date of Vesting” within the meaning of the Plan).

     At death, your Vested Shares (including any Unvested Shares that become Vested Shares will be transferred pursuant to your will or applicable laws of descent and distribution.

     Until your shares of Restricted Stock become Vested Shares, the certificates evidencing your shares will contain a notation that these shares may not be transferred other than by reversion to the Company upon forfeiture as discussed below, and these certificates will be held by an appropriate officer of the Company with stock transfer powers signed by you in transferable form as provided in Section 5.3 of the Plan. If your shares become Vested Shares and all requirements for withholding of federal, state, local, and foreign taxes are satisfied, a new certificate without any notation of the foregoing restrictions will be delivered to you, and each share represented by this new certificate will no longer constitute a share of Restricted Stock.

Forfeiture of Your Restricted Stock is Not Vested

     If your Service is terminated for any reason other than one constituting a Date of Vesting described above, you will forfeit all rights and incidents of ownership in and to all Unvested Shares. In the event of such forfeiture, the certificates representing those Unvested Shares will be cancelled, and all such Unvested Shares will revert to the Company.

Taxation

     Unless you make an election under section 83(b) of the Code to be taxed at the Date of Grant, your Unvested Shares of Restricted Stock will not be taxable to you until they become Vested Shares, at which time the market value of the Shares then vesting is subject to the Participant as compensation at ordinary income rates for the year of the vesting. Any additional appreciation in value of the Stock realized upon the sale of the stock after you vest is taxable as a sale of property at capital gains rates. You may elect under section 83(b) of the Code to be taxed earlier at ordinary income rates so that appreciation realized thereafter will be taxable at capital gains rates. You are required to notify the Company if you make such an election under section 83(b). Although the Company can give you no assurance as to the taxability to you, you may contact the Company Secretary for further information generally describing the tax aspects of Restricted Stock.

Miscellaneous

     Your Unvested Shares are not transferable except to the extent they become vested at your death.

     This Award Agreement and your Restricted Stock are subject to other terms and conditions set forth in the Plan, including withholding requirements for taxes, immediate forfeiture of all Unvested Shares if your Service is terminated for Cause, certain restrictions in the case of a public offering and certain securities law restrictions.

     One of the restrictions to facilitate any future public offering by the Company is that by accepting this Award you agree on behalf of yourself and your heirs, legal representatives, successors, and assigns that in the event of any underwritten public offering of any Company securities made by the Company pursuant to an effective registration statement filed under the Securities Act, neither you nor any such heirs, legal representatives, successors, and assigns will directly or indirectly sell, offer to sell, solicit an offer to buy, grant any option to purchase, contract to sell (including, without limitation, any short sale), or otherwise dispose or offer to dispose of any interest, equitable or beneficial, in any of such shares for such period of time from and after the effective date of such registration statement except as provided in the Plan or pursuant to such public offering.

     Finally, in the case of any conflict with terms of this Award Agreement, the terms of the Plan shall prevail and govern except in the case of any conflict between the terms of the Plan and the terms of your Employment Agreement shall prevail.

ProCentury Corporation

By:

Its:

Acceptance

     The Participant is familiar with the terms of this Award Agreement and the terms and conditions of the Plan. The Participant understands that this Award and any Stock granted or issued pursuant hereto are intended to be held for purposes of investment only and not for further distribution by the Participant. By signing below, the Participant accepts this Award subject to all of such terms and conditions and agrees to hold and any Stock granted or issued pursuant to this Award for purposes of investment only and not for further distribution unless and until the Company advises the Participant such Stock may be distributed without registration under the Securities Act or such Stock is to be distributed pursuant to such a registration.

Dated:

Participant’s Signature

Appendix A

Name of Executive	Number of Shares	Grant Date
Edward F. Feighan	25,300	4/20/2004
Charles D. Hamm, Jr.	25,300	4/20/2004
Christopher J. Timm	25,300	4/20/2004
John A. Marazza	25,300	4/20/2004